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                                 TERMS AGREEMENT

                                                                 August 13, 2003

TOLL BROTHERS, INC.
3103 Philmont Avenue
Huntingdon Valley, PA  19006-4298

Dear Sirs:

                  We understand that Toll Brothers, Inc., a Delaware corporation (the "Issuer"), proposes to issue and sell 3,000,000 shares of its common stock (the "Underwritten Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, Citigroup Global Markets Inc. (the "Underwriter") offers to purchase all of the Underwritten Securities. The Closing Date shall be August 18, 2003, at 10:00 a.m., at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York.

                  All of the provisions contained in the Underwriting Agreement Basic Provisions of the Issuer (the "Basic Provisions"), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

                  The Offered Securities shall have the following terms:

         Title:                             common stock, par value $0.01 per
                                            share ("Common Stock").

         Number of Shares:                  3,000,000.

         Over allotment Option:             The Issuer hereby grants an option
                                            to the Underwriter to purchase up to
                                            300,000 additional shares of Common
                                            Stock at the same terms as the
                                            Underwritten Securities (the "Option
                                            Securities"). This option may be
                                            exercised only to cover
                                            over-allotments in the sale of the
                                            Underwritten Securities by the
                                            Underwriter. The option may be
                                            exercised in whole or in part at any
                                            time on or before the 30th day after
                                            the date of the Prospectus
                                            Supplement prepared in connection
                                            with the issuance of the
                                            Underwritten Securities upon written
                                            or telegraphic notice by the
                                            Underwriter to the Issuer setting
                                            forth the number of such shares as
                                            to which the Underwriter is
                                            exercising the option and the
                                            settlement date.

                                            If settlement for the Option
                                            Securities occurs after the Closing
                                            Date, the Issuer will deliver to the
                                            Underwriter on the settlement date
                                            for the Option Securities, and the
                                            obligation of the Underwriter to
                                            purchase the Option Securities shall
                                            be conditioned upon receipt of,
                                            supplemental opinions, certificates
                                            and letters confirming as of such
                                            date the opinions, certificates and
                                            letters delivered on the Closing
                                            Date pursuant to Section 8 of the
                                            Basic Provisions.


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         Purchase Price:                    $28.80 per share.

         Public Offering:                   $28.95 per share, subject to change
                                            by the Underwriter.

         Listing:                           New York Stock Exchange.

         Additional Representations
                  and  Warranties:          There is and has been no failure on
                                            the part of the Issuer and any of
                                            the Issuer's directors or officers,
                                            in their capacities as such, to
                                            comply with any provision of the
                                            Sarbanes Oxley Act of 2002 and the
                                            rules and regulations promulgated in
                                            connection therewith, including
                                            Section 402 related to loans and
                                            Sections 302 and 906 related to
                                            certifications.

         Additional Covenants:              The Issuer will not, without the
                                            prior written consent of the
                                            Underwriter, offer, sell, contract
                                            to sell, pledge, or otherwise
                                            dispose of (or enter into any
                                            transaction which is designed to, or
                                            might reasonably be expected to,
                                            result in the disposition (whether
                                            by actual disposition or effective
                                            economic disposition due to cash
                                            settlement or otherwise) by the
                                            Issuer or any affiliate of the
                                            Issuer or any person in privity with
                                            the Issuer or any affiliate of the
                                            Issuer) directly or indirectly,
                                            including the filing (or
                                            participation in the filing) of a
                                            registration statement with the
                                            Commission in respect of, or
                                            establish or increase a put
                                            equivalent position or liquidate or
                                            decrease a call equivalent position
                                            within the meaning of Section 16 of
                                            the Exchange Act, any other shares
                                            of Common Stock or any securities
                                            convertible into, or exercisable, or
                                            exchangeable for, shares of Common
                                            Stock; or publicly announce an
                                            intention to effect any such
                                            transaction, for a period of 45 days
                                            after the date of this Agreement,
                                            provided, however, that the Issuer
                                            may (i) issue and sell Common Stock
                                            pursuant to any employee stock
                                            option plan, stock ownership plan or
                                            dividend reinvestment plan of the
                                            Issuer in effect at the date hereof,
                                            (ii) issue Common Stock issuable
                                            upon the conversion of securities or
                                            the exercise of options or warrants
                                            outstanding at the date hereof and
                                            (iii) issue Common Stock with an
                                            aggregate market value not to exceed
                                            $200,000,000 in connection with and
                                            as consideration for the acquisition
                                            or other purchase by the Issuer of
                                            property or assets.

                                      -2-
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         Additional Closing
                  Conditions:               (a) The certificate required by the
                                            provisions of Section 8(f)(i) of the
                                            Basic Provisions shall provide that
                                            the representations and warranties
                                            in this Agreement and the Basic
                                            Provisions are true and correct as
                                            if made on the Closing Date and the
                                            Issue has complied with all
                                            agreements and satisfied all
                                            conditions under this Agreement and
                                            the Basic Provisions on its part to
                                            be performed or satisfied at or
                                            prior to the Closing Date.

                                            (b) All opinions required to be
                                            delivered in connection with the
                                            closing shall be in form and
                                            substance that is consistent with
                                            the forms of opinions set for in the
                                            Underwriter's form underwriting
                                            agreement and shall be reasonably
                                            satisfactory to the Underwriter and
                                            its counsel.

                                            (c) Subsequent to the date hereof
                                            (and on or prior to the Closing
                                            Date, or the date of settlement of
                                            any purchase of Optional Securities,
                                            as applicable), there shall not have
                                            been any decrease in the rating of
                                            any of the Issuer's debt securities
                                            by any "nationally recognized
                                            statistical rating organization" (as
                                            defined for purposes of Rule 436(g)
                                            under the Act) or any notice given
                                            of any intended or potential
                                            decrease in any such rating or of a
                                            possible change in any such rating
                                            that does not indicate the direction
                                            of the possible change.

                                            (d) The Underwritten Securities and
                                            the Option Securities, as
                                            applicable, shall have been listed
                                            and admitted and authorized for
                                            trading on the New York Stock
                                            Exchange, and satisfactory evidence
                                            of such actions shall have been
                                            provided to the Underwriter.

                                            (e) Each of Robert I. Toll and Bruce
                                            E. Toll shall have executed and
                                            delivered a lock-up letter
                                            substantially in the form of Exhibit
                                            A hereto and such letter shall be in
                                            full force and effect.

         Additional Terms:                  The Issuer agrees that the Chief
                                            Financial Officer of the Issuer will
                                            participate, as mutually agreed, in
                                            conference calls for not more than
                                            one day in order to facilitate the
                                            distribution of the Underwritten
                                            Securities upon reasonable request
                                            of the Underwriter.

         Address of the Underwriter:        Citigroup Global Markets Inc
                                            388 Greenwich Street
                                            New York, New York 10013
                                            Attention: Richard Moriarty



                                      -3-
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                  Please accept this offer no later than 5:00 p.m. on August 13,
2003, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                      Very truly yours,

                                      CITIGROUP GLOBAL MARKETS INC


                                      By:  Michael S. Weiss
                                         ---------------------------
                                           Name: Michael S. Weiss
                                           Title: Vice President


Accepted

TOLL BROTHERS, INC.


By:  Joel H. Rassman
   ---------------------------------
     Name: Joel H. Rassman
     Title: Chief Financial Officer



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[Form of Lock-Up Agreement]                                            EXHIBIT A
                                  [Letterhead]



                                                                 August 13, 2003

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Re.  Toll Brothers, Inc. Offering of Common Stock

Ladies and Gentlemen:

         This letter is being delivered to you in connection with the proposed Terms Agreement (the "Terms Agreement"), between Toll Brothers, Inc., a Delaware corporation (the "Issuer"), and you, relating to an underwritten public offering of Common Stock, $0.01 par value (the "Common Stock"), of the Issuer.

         In order to induce you to enter into the Terms Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Issuer or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of the Terms Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Citigroup Global Markets Inc.

         If for any reason the Terms Agreement shall be terminated prior to the Closing Date (as defined in the Terms Agreement), the agreement set forth above shall likewise be terminated.

                                                     Yours very truly,

                                                     [Name]

                                                     ___________________________